SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is made effective as of May 27, 2022 (the “Effective Date”) by and between AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 28% interest, and AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company, as to an undivided 72% interest, together as tenants-in-common (collectively, “Seller”) and ERIC HERMAN and MATT LOVETT (collectively, “Buyer”).

RECITALS

A.
Seller and Buyer entered into that certain Purchase and Sale Agreement dated March 3, 2022 (the “Agreement”).

B.
Seller and Buyer entered into that certain First Amendment to Purchase and Sale Agreement dated April 16, 2022 (the “First Amendment”), which extended the Closing Date to May 30, 2022, among other things.

C.
The parties desire to amend the terms of the Agreement as more particularly provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree that, notwithstanding anything to the contrary contained in the Agreement, the Agreement shall be amended as set forth below.  Capitalized terms not defined herein shall have the same meaning assigned to them in the Agreement.

1.
Review Period.  The Review period expired on May 25, 2022.

2.
Closing Date.  Closing shall occur on or before June 10, 2022.

3.
Additional Earnest Money.  Within three (3) business days of the Effective Date of this Second Amendment, Buyer shall deposit an additional $25,000 of Earnest Money with the Escrow Agent.  The collective Earnest Money in the amount of $75,000 shall be nonrefundable except in the event of a Seller Default.

4.
Full Force and Effect.  Except as specifically amended herein, the Agreement remains in full force and effect and is hereby ratified by Seller and Buyer.  In the event that any of the terms or conditions of the Agreement conflict with this Amendment, the terms and conditions of this Amendment shall control.  Any references to the Agreement made in any closing documents or instruments delivered at closing shall be deemed to mean the Agreement as amended hereby.

5.
Counterparts.  This Amendment may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument.  A facsimile or electronic copy of this Amendment shall be deemed an original for all relevant purposes.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement to be effective as of the Effective Date.

SELLER:

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:
AEI Fund Management XXI, Inc.
a Minnesota corporation
its Corporate General Partner

By: _/s/ Kyle Hagen_____________________
Name: Kyle Hagen
Title: Chief Investment Officer
Date: May 27, 2022

AEI INCOME & GROWTH FUND 25 LLC,
a Delaware limited liability company

By:
AEI Fund Management XXI, Inc.
a Minnesota corporation
its Managing Member

By: _/s/ Kyle Hagen_____________________
Name: Kyle Hagen
Title: Chief Investment Officer
Date: May 27, 2022

BUYER:

ERIC HERMAN

By: __/s/ Eric Herman________________
Name: Eric Herman
Date: __May 31, 2022________________

MATT LOVETT

By: __/s/ Matt Lovett_________________
Name: Matt Lovett
Date: __May 31, 2022________________